Exhibit 99.3

JOINT FILERS’ SIGNATURES

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By:  Warburg Pincus X, L.P., its General Partner,

    By: Warburg Pincus X LLC, its General Partner,

     By: Warburg Pincus Partners, LLC, its Sole Member,
       By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare		Date:	December 5, 2008
	Name:	Scott A Arenare
	Title:	Partner

WARBURG PINCUS X, L.P.

By:  Warburg Pincus X LLC, its General Partner,

  By:  Warburg Pincus Partners, LLC, its Sole Member,

    By:  Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare		Date:	December 5, 2008
	Name:	Scott A Arenare
	Title:	Partner

WARBURG PINCUS X, LLC

By:  Warburg Pincus Partners, LLC, its Sole Member,

    By:  Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare		Date:	December 5, 2008
	Name:	Scott A Arenare
	Title:	Partner

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By:  Warburg Pincus Partners, LLC, its General Partner

     By:  Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare		Date:	December 5, 2008
	Name:	Scott A Arenare
	Title:	Partner

WARBURG PINCUS PARTNERS, LLC

By:  Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare		Date:	December 5, 2008
	Name:	Scott A Arenare
	Title:	Partner

WARBURG PINCUS LLC

By:	/s/ Scott A. Arenare		Date:	December 5, 2008
	Name:	Scott A Arenare
	Title:	Managing Director